Exhibit 99.2

Opening Remarks

Good afternoon everyone. We are pleased to welcome you to our first webinar as Hospitality Investors Trust. Today we will review our recently closed transaction with affiliates of Brookfield Asset Management, our simultaneous transition to self-management and our year-end 2016 financial results.

Slide 2: Risk Factors

Before we begin, I would like to direct your attention to slide 2 for important information regarding Risk Factors and Forward-Looking Statements. As a reminder, investing in our common stock involves risks. See the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for a discussion of the risks that should be considered in connection with investing in our Company.

This presentation also contains forward-looking statements. For additional information regarding risks associated with forward-looking statements, please refer to slides 19 and 20 of the presentation.

Slide 3: Hospitality Investors Trust has Closed Strategic Brookfield Transaction and is now Self-Managed

I will now begin the presentation on slide 3.

•	We are pleased to inform you of very exciting and transformational changes at our company formerly known as American Realty Capital Hospitality Trust, Inc. On March 31, 2017, we announced the company’s name change to Hospitality Investors Trust, Inc. (which we also refer to as HIT REIT), and a simultaneous significant capital infusion from a real estate private equity fund, managed by affiliates of Brookfield, and separation from our external advisor as part of our transition to self-management

•	As a reminder, here is a brief overview of Brookfield:
o	The global asset manager currently has over $250 billion of assets under management across real estate, renewable energy, infrastructure and private equity in over 30 countries, and has over a 100 year history of owning and operating real assets around the world
o	Brookfield Strategic Real Estate Partners II, or BSREP II, constitutes the group of funds that provided the investment to HIT REIT and has approximately $9 billion in capital commitments from institutional global investors.
o	BSREP II is managed by Brookfield Property Group, which is Brookfield’s real estate arm and the firm’s largest business with $145 billion of AUM, including $9.8 billion dedicated to the hospitality sector across North America and the U.K.
•	Pursuant to this transaction, Brookfield has funded an initial investment of $135 million as part of a total $400 million commitment in the form of convertible preferred equity in our operating partnership, which carry:
o	A distribution rate of 7.5% per annum paid in cash and 5.0% per annum paid in CPU on an accrual basis
o	An initial conversion price of $14.75
•	The remaining $265 million of convertible preferred equity will be issued on a delayed draw basis through February 2019, subject to conditions, with respect to each draw
o	Of this $265 million, we expect to allocate $242.9 million towards the redemption of our remaining preferred equity interests held by affiliates of Whitehall, real estate private equity funds sponsored by the Merchant Banking Division of Goldman Sachs, which mature during 2018 and 2019
•	We believe Brookfield’s investment allows us to meet our near-term capital requirements and advance our long-term goal of creating value and liquidity for shareholders. In addition to redeeming our outstanding Whitehall preferred equity, we will utilize net proceeds (following the payment of fees and expenses) from Brookfield’s total investment for the following purposes:
o	(i) funding of our contractual Property Improvement Plans

o	(ii) the equity portion of the purchase price associated with our acquisition of a seven hotel portfolio representing 651 keys pursuant to our pending purchase agreement with Summit Hotel Properties, Inc.
o	(iii) repayment of our Company debt to affiliates of Summit; and
o	(iv) working capital and other general corporate purposes
•	We have also terminated our previous external advisory management agreement with American Realty Capital Hospitality Advisors, LLC, whose ultimate parent is AR Global Investments, LLC
o	This is expected to result in meaningful annual savings from the elimination of asset management fees and a reduction in property management fees
▪	These estimated savings reflect Company estimates and assumptions which are subject to change, and there can be no assurance the cost savings will ultimately be achieved
o	25 professionals, including our entire executive management team, have transitioned with the Company and are now directly employed by the Company
o	Five senior executives, all leaders in their respective hospitality or real estate fields, joined our board of directors, while two former Board members resigned
▪	The five new appointees include two members who currently hold senior management positions at Brookfield as well as myself

Slide 4: Transaction and Transition to Self-Management Benefit Shareholders

Please turn to slide 4.

•	We expect the Brookfield Transaction and our transition to self-management to provide numerous strategic and financial benefits over the near- and long-term

Brookfield Transaction:

•	This transaction creates a partnership with one of the world’s largest and most highly regarded real estate asset managers. We believe the benefits of this partnership include:
o	A blue-chip, institutional affirmation of our investment strategy and the opportunities in the select-service lodging REIT sector
o	Enables us to leverage Brookfield’s longstanding relationships with a variety of hospitality sector constituents, including lenders, brands and potential hotel buyers and sellers, thus improving our ability to operate smoothly and potentially execute accretive transactions in the future
o	It also provides a sustainable capital structure and an improved debt maturity profile
o	Lastly, it provides necessary liquidity to complete our PIP program in a timely and efficient manner, thus improving the opportunity to maximize property performance and enhance asset values
o	And as previously mentioned, enables us to close on the acquisition of seven hotels from Summit Hotel Properties

Transition to self-management:

•	This is expected to result in meaningful annual savings from the elimination of asset management fees and a reduction of property management fees
•	These cost savings are expected to support our long-term plan for a potential listing or sale by improving our liquidity profile, enabling us to potentially further deleverage our balance sheet and establishing a more efficient cost structure in line with publicly-traded peers
•	In addition, the transition allows for the continuity of the existing management team and certain other employees who have been dedicated to the REIT over the last several years

Slide 5: Consistent Investment Strategy

Please turn to slide 5.

•	As Hospitality Investors Trust our business thesis will remain unchanged:
o	We will continue to acquire and operate, through strong relationships with award-winning and experienced management companies, institutional-quality select-service hotels located on the perimeter of primary markets and in secondary markets across the U.S.
o	Our hotels are located proximate to powerful demand generators including hospitals, state capitals and major universities, as well as corporate, leisure and retail attractions
o	These assets are well-maintained with brand-mandated PIPs in order to stay current and remain competitive
o	We are in the “rooms-only” business - we believe the select-service model produces higher margins and superior performance due to a focus on the hotel revenue departments with the highest profit margins

Slide 6: Validation of our Thesis

Please turn to slide 6.

•	We wanted to highlight the performance improvement at our hotels that have recently undergone brand-mandated Property Improvement Plans
•	As we have consistently discussed, executing PIPs is a focal point of our strategy, as we believe this leads to enhanced portfolio performance and asset values, thus improving overall return on investment

•	The 28 hotels that underwent brand-mandated renovations in the first half of 2016 saw significant performance improvement in the second half of 2016, particularly during the fourth quarter:
o	RevPAR increased by 12.6% in Q4 2016 vs. Q4 2015 and by 7.8% in 2H 2016 vs. 2H 2015
o	Adjusted Hotel Income from Operations, or simply, revenues minus expenses, increased by 54.6% in Q4 2016 vs. Q4 2015 and by 23.9% in 2H 2016 vs. 2H 2015

Slides 7 – 9: Before and After Photos: Recently Renovated Hotels

Slides 7 through 9 highlight before and after photos at some of these recently renovated hotels.

•	Slide 7: Homewood Suites Downtown – Chicago, IL
•	Slide 8: Courtyard Market Center – Dallas, TX
•	Slide 9: Homewood Suites Peabody – Boston, MA

Slide 10: Financial Summary: Year-End 2016

Please turn to slide 10.

•	Hospitality Investors Trust ended 2016 with 141 hotels, totaling 17,193 rooms in 32 states and 78 metropolitan statistical areas, representing:
o	$2.4 billion in total assets
o	Total mortgage debt to assets ratio of 60.9%
o	Total mortgage debt plus preferred equity to assets ratio of 73.2%
•	During this period, our hotels achieved hotel EBITDA of $164.6 million
o	A reconciliation from net loss, the most directly comparable GAAP measure, to Hotel EBITDA is discussed on the next slide

•	Our 99 hotels which were not under renovation at any point in 2016 achieved pro forma RevPAR of $91.28, representing 2.4% growth over year-end 2015
o	Pro forma results present these hotels as if they had been owned during the entire year

Slide 11: Non-GAAP Financial Measure – Hotel EBITDA

Please turn to slide 11. This slide provides a reconciliation to Hotel EBITDA from net loss, the most directly comparable measure under generally accepted accounting principals.

Slide 12: 2016 – 2017E U.S. Performance Overview

Please turn to slide 12.

•	The Hospitality industry and U.S. economy fared well in 2016 and moderate growth is expected in 2017
•	Top left and right sections: the U.S. Hospitality industry posted good results in 2016 with RevPAR growing 3.2%, in-line with the 30-year average of 3.3%; December marked the 82nd consecutive month of RevPAR growth
o	For the second year in a row, occupancy hit an all-time high of 65.5%
o	Absolute ADR ($123.97), RevPAR ($81.19) and demand (over 1.2 billion room nights) also achieved all-time highs
o	Demand continued to outpace supply (1.7% vs. 1.6%)
•	Bottom right graph: analysts are predicting 1.3% to 3.0% RevPAR growth in 2017, while supply growth is expected to slightly surpass demand growth
•	Bottom left figure: outlines key economic metrics which are closely linked to the hospitality industry
o	The economy fared well in the fourth quarter, with consumption rising at an annual rate of 2.0% and GDP growing 2.1%
o	In December, unemployment fell to 4.7%, 235,000 new jobs were added and consumer confidence rose to a reading of 98, which is well above the 10-year average of approximately 78
o	The housing market continued to improve as 2016 saw 5.5 million existing home sales, the most since 2006
o	Household Net Worth has also increased by approximately $21 trillion, or 29%, since 2012

Slide 13: Pending Summit Transaction

Please turn to slide 13.

•	We expect to close on this portfolio of seven premium-branded select-service hotels on April 27, 2017
o	This portfolio has been under contract since June 2015 as part of our original portfolio transaction with Summit and was reinstated in February 2016
o	As a reminder, we have already acquired 16 hotels from Summit for a combined purchase price of $258.4 million
•	The seven hotels total 651 keys and a purchase price of $66.8 million ($102,000 per key) and also represent an outstanding deposit of $10.5 million
o	The hotels are all branded Marriott, Hilton or InterContinental and located in Germantown, TN and Jackson/Ridgeland, MS
o	Flags include Courtyard, Fairfield Inn, Residence Inn, Homewood Suites and Staybridge Suites
o	This acquisition fits squarely within our investment strategy and is attractive from a cost per key, yield and return standpoint, with an expected levered IRR within our acquisition parameters
•	The closing of this deal will complete the remainder of our pending acquisition pipeline

Slide 14: Hotel Portfolio Summary

Please turn to slide 14.

•	The addition of the seven hotels from Summit will increase our lodging portfolio to 148 hotels totaling 17,844 keys across 33 states
o	Brands owned by Hilton, Marriott or Hyatt will be responsible for approximately 98% of our portfolio’s net operating income

Slide 15: 2017 Initiatives

Please turn to slide 15.

•	Hotel Capital Investment: we will continue to renovate our hotels in accordance with brand-mandated PIPs and expect to spend over $70 million in 2017
o	During 2016, we invested $91 million of PIP and other capital improvements to a significant portion of our portfolio; since our inception, we have invested $142 million in our portfolio of hotel assets to date
o	The goal of these renovations is to enhance asset quality through modernization, renovation and overall guest experience/improvement, as well as to maximize shareholder return
•	Pending Summit Transaction: as previously discussed, we expect to close the Pending Summit Transaction on April 27th
•	Debt Capital Structure Enhancements:
o	A process is underway to refinance over $1.2 billion of our mortgage debt, which is expected to afford us:
▪	A lower cost of capital
▪	Extension of maturities until 2022 to a significant portion of our mortgage debt
▪	Improved borrower deal terms from a structural basis and more flexible covenants
▪	Stronger relationships with best-in-class capital providers
o	This year we also expect to further redeem preferred equity interests held by affiliates of the Whitehall real estate private equity funds sponsored by Goldman Sachs, with redemption in full expected by February 2019
•	NAV: we plan to publish an updated per-share NAV in July 2017
•	Acquisitions & Dispositions: We will explore select strategic acquisition and disposition opportunities, subject to market conditions

Slide 16: Management Continuity

Please turn to slide 16.

Our current management team will continue to operate Hospitality Investors Trust led by me, Ed Hoganson, our CFO & treasurer, and our General Counsel & secretary, Paul Hughes. We have operated the REIT since inception. In addition, 25 employees have transitioned to HIT REIT.

Slide 17: Update: Transfer Agent and Investor Communications

Please turn to slide 17.

•	In mid-May 2017 Computershare Trust Company, N. A. is expected to become our transfer agent
o	Computershare is a global leader in transfer agency among other diversified financial and governance services and has decades of experience as a global financial record keeper for over 16,000 public and private companies
o	Computershare’s services are comprehensive and well suited to meet the current investment servicing needs of our investors

•	Until this transition occurs, financial advisors may continue to view client accounts, statements and tax forms at www.dstvision.com
•	When the transition is complete, investors will receive a new investor packet from Computershare which will include a new account number and instructions for accessing accounts via phone and the internet
•	Please note that, beginning with the June 2017 financial statements, investors will receive copies of account statements via US Mail on a semi-annual basis for each six-month period ended June 30th and December 31st; monthly statements will be available via online access to your Computershare account
•	AR Global will provide shareholder services until June 30, 2016
o	Please continue to contact AR Global’s client services department at (866) 902-0063, until further notice, for questions related to your investment in HIT REIT

Additional details regarding the material terms related to the Brookfield transaction and our transition to self-management are available in our Form 8-K that was filed with the Securities and Exchange Commission on March 31, 2017 and our other filings with the SEC. Additional details regarding the Company’s performance during year-end 2016 are available in our Form 10-K that was filed with the Securities and Exchange Commission on March 31, 2017.

This now concludes our presentation.